UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2006

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

CALIFORNIA	333-12892	77-0559736
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		Number)

581 Higuera Street, San Luis Obispo, CA	93401
(Address of principal executive offices)	(Zip Code)

(805) 782-5000

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03          Creation of a Direct Financial obligation or an Obligation under an Off-Sheet Balance Sheet Arrangement of a Registrant

A Ground Lease Agreement (“Lease”) dated September 15, 2006 was entered into between Mission Community Bank and Walter Bros. Construction Co., Inc. on September 21, 2006, whereby Walter Bros. Construction Co., Inc. will be the landlord for the premises to be located and built at South Higuera and Prado Streets in San Luis Obispo, California, with Mission Community Bank as the tenant. Mission Community intends to lease the land for the purpose of building a full service banking office and administrative offices.  In conjunction with the above referenced Ground Lease Agreement, a Memorandum of Lease was also entered into between Mission Community Bank and Walter Bros. Construction Co., Inc., which memorializes the terms of the Lease Agreement and will be recorded.

Additionally, an Estoppel, Non-Disturbance and Attornment Agreement (“Estoppel”) was entered into on September 21, 2006 between Mission Community Bank (“Tenant”), Walter Bros. Construction Co. Inc. (“Landlord”) and Mid-State Bank & Trust (“Lender”), a copy of which is attached as an Exhibit.

The terms of the Ground Lease include a fifty year term beginning October 1, 2006, and ending midnight on September 30, 2056, unless sooner terminated as provided for in the Lease.  Upon the execution of the Lease, a payment of $25,000.00  was made by the Tenant to the Landlord as a non-refundable Lease Premium (“Premium”).   During the first twelve months after the lease commencement date, the Tenant shall have the option, on notice to Landlord, to terminate the Lease effective ten days after delivery of the Notice to Landlord pursuant to certain provisions contained in the Lease.

Tenant will also be given the option to extend the term on all provisions contained in the Lease, except for minimum monthly rent, for two additional five year periods following expiration of the initial term, according to provisions contained in the Lease.

Tenant shall pay a minimum rent of equal monthly installments of $7,000.00 per month (“Base Rent”).  Additionally, if the Landlord is the successful bidder for the construction, the parties agree the Base Rent shall be modified to $5,388.33 per month, pursuant to provisions contained in the Lease.  The maximum potential amount of future payments (undiscounted) by the Tenant would be $4.2 million over the fifty-year period, plus increases every five years based on changes in the Consumer Price Index.

Item 9.01.  Financial Statement and Exhibits

(a)	Financial statements of businesses required

None

(b)	Pro forma financial information

None

(d)	Exhibits

	10.1	Ground Lease Agreement dated September 21, 2006
	10.2	Memorandum of Lease dated September 21, 2006
	10.3	Estoppel, Non-Disturbance & Attornment Agreement dated September 21, 2006
	99.1	Press Release dated September 25, 2006

Forward Looking Statements

Includes forward-looking information, which is subject to the “safe harbor” created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act ant the Private Securities Litigation Reform Act of 1995.  When the Company uses or incorporates by reference in this Current Report on Form 8-K the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “commit,” “believe” and similar expressions, the Company intends to identify forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2006	MISSION COMMUNITY BANCORP

By: /s/ ANITA M. ROBINSON
President and Chief Executive Officer